                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               FORM 8-K/A NO. 1

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                _______________________________________________

                            Date: February 18, 1998


                                DIRECTCOM, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


               33-22475                          22-2942013
        (Commission File No.)        (IRS Employer Identification No.)


                           3 Garrett Mountain Plaza
                                  Suite 202A
                       West Paterson, New Jersey  07424
                   (Address of principal executive offices)
                                  (Zip Code)

                                (973) 523-2500
             (Registrant's telephone number, including area code)



                               Portions Amended
                               ----------------


The Current Report on Form 8-K dated February 13, 1998 has been amended to correct the file number and to amend Item 4 to delete any reference to the former accountant resigning and to state that there were no disagreements with the former accountant in the interim period between January 1, 1997 and February 6, 1998.
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Item 4.    Changes in Registrant's Certifying Accountants.
------

          (a) Effective as of February 6, 1998, Registrant retained the services of Coopers & Lybrand L.L.P. ("Coopers") as Registrant's certifying accountant for the performance of accounting and financial reporting services. Coopers replaces Thompson Dugan, PC ("Thompson"), the accountant that served as the principal independent accountant for purposes of auditing Registrant's financial statements and preparing financial reports during 1995 and 1996. Registrant's decision to change accounting firms was a result of Registrant's decision to engage an accounting firm with a national reputation.

          (b) The reports of Registrant's principal independent accountant on Registrant's financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principals.

          (c) In connection with Thompson's audits for the years ended December 31, 1995 and December 31,1996 and the interim period through its date of dismissal on February 6, 1998, there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure orauditing scope or procedure, which disagreements if not resolved to the satisfaction of Thompson, would have caused it to make reference thereto in its reports on the Registrant's financial statements for such years.

          (d) Attached as Exhibit 16 to this Report is a copy of the letter from Thompson concurring with the statements in paragraphs (a)-(c), above.

          (e) A decision to change the principal independent accountant was approved by Registrant's Board of Directors.
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                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 DIRECTCOM, INC
                                 (REGISTRANT)


                                 /s/Robert  W. Paltrow
                                 -------------------------------------
                                 (signature)
                                 Name:  Robert W. Paltrow
                                 Title:  Secretary/Treasurer